Exhibit 99.1

August 14, 2023

Re: Strategic Student & Senior Housing Trust, Inc. (“SSSHT”)

Second Quarter 2023

Letter to Stockholders

Dear Stockholder,

For the first time since the beginning of the pandemic, I am cautiously optimistic about our improving operational performance at our senior and student housing properties. While our Second Quarter 2023 (“2Q”) year over year financial results increased marginally, our plan to improve the bottom line is working. How? Improved labor markets are allowing our senior living operators to hire both experienced and entry level workers in key positions, rising seniors occupancies will lead to increased pricing power and finally, keeping our operating expenses in check should lead to improved operating income. As of August 2, 2023, our combined occupancies at our four senior housing communities now stand at 94%.

Our YOUnion@Fayetteville student housing property is 100% pre-leased for Academic Year (“AY”) 23-24. We increased rents approximately 14% Year-over-year (YoY”) and expect another strong pre-leasing season for AY 24-25.

Through June 30, 2023, here is a summary of our 2Q results:

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Senior living housing occupancies: increased from 90% as of March 31, 2023 to 91% as of June 30, 2023.
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Student living housing occupancies at YOUnion@Fayetteville: averaged approximately 97% during 2Q.

We achieved incrementally positive operating results comparing 2Q 2023 vs 2Q 2022:

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Property Revenues: increased approximately $0.7M
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Property Operating Expenses: increased approximately $0.5M
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Property Net Operating Income (“NOI”): increased approximately $0.2M

Our property operational plan for the remainder of 2023 includes:

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Increase base rental revenues where we have achieved pricing power and continue to find expense efficiencies at our senior housing communities.

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Continue with our capital improvement planning in our Utah communities to keep them market competitive and substantially occupied.
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Continue to grow rents meaningfully at our Fayetteville student housing property for academic year 24-25.

For the remainder of 2023, it is important to keep our property operating expenses in check to achieve the NOI results we want. Risks still remain. The senior housing “busy season” usually ends in August or September. Move outs could exceed move-ins in 4Q 2023. We are addressing these specific risk factors directly with our senior housing operator and student housing property management teams. Other concerns we are addressing include two of our loans that mature next year. First, our bridge loan in April 2024 and secondly, our YOUnion@Fayetteville first mortgage in July 2024. To resolve these loan maturities, our team is currently evaluating all options including but not limited to asset sales, joint-venture recapitalization and loan extensions or refinance.

It’s been a long three years since the pandemic began and it appears the majority of our property operational issues we faced due to COVID-19 are behind us. I want to personally thank our SSSHT staff, on-site property managers and operators, and Board of Directors for their hard work and leadership during this very difficult time period.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to vaccination rates, resulting increased leads, tours and move-ins, student housing decisions and the pace of our expected recovery, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, including the continuation of the novel coronavirus (COVID-19) pandemic and its effects on public health and on the economy, resulting government quarantine and shutdown orders, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com